Exhibit 10.6
PALO ALTO NETWORKS, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated December 12, 2024)

1.    Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a Non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or subplans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.    Definitions.

(a)    “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b)    “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change in Control” means the occurrence of any of the following events:

Exhibit 10.6
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Exhibit 10.6
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f)    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)    “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h)    “Common Stock” means the common stock of the Company.

(i)    “Company” means Palo Alto Networks, Inc., a Delaware corporation, or any successor thereto.

(j)    “Compensation” means an Eligible Employee’s base straight time gross earnings, payments for overtime and shift premium, but exclusive of payments for commissions, incentive compensation, bonuses and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(k)    “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l)    “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be

Exhibit 10.6
Designated Companies, provided, however, that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.

(m)    “Director” means a member of the Board.

(n)    “Eligible Employee” means any individual who is providing services to the Company or a Designated Company as an employee and is considered by the Company or a Designated Company to be an employee and who meets any minimum service limitations determined under the methodology specified below. For purposes of clarity, the term “Eligible Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee within the meaning of Code Section 414(n), including such persons leased from a professional employer organization.  The exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system on an Enrollment Date to become eligible to participate in the Plan is through the adoption of a subplan that specifically designates such individuals eligible to participate.
For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.
The Administrator retains the authority to revise the definition of Eligible Employee (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2). Accordingly, the Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser

Exhibit 10.6
period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Until subsequent action is taken by the Administrator, to be an Eligible Employee an individual must be customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(o)    “Employer” means the employer of the applicable Eligible Employee(s).

(p)    “Enrollment Date” means the first Trading Day of each Offering Period.

(q)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r)    “Exercise Date” means the first Trading Day on or after February 28 and August 31 of each Purchase Period. Notwithstanding the foregoing, the first Exercise Date following the Restatement Effective Date will be February 28, 2018.

(s)    “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids

Exhibit 10.6
and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(t)     “Fiscal Year” means the fiscal year of the Company.

(u)    “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v)    “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(w)    “Offering Periods” means the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after February 28 and August 31 of each year and terminating on the first Trading Day on or after August 31 and February 28, approximately twenty-four (24) months later (subject to Section 30); for clarity, the first Offering Period following the Restatement Effective Date will commence on September 18, 2017 and end on the first Trading Date on or after August 31, 2019. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(x)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)    “Participant” means an Eligible Employee who participates in the Plan.

(z)    “Plan” means this Palo Alto Networks, Inc. 2012 Employee Stock Purchase Plan.

Exhibit 10.6
(aa)    “Purchase Period” means the period during an Offering Period which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, for Offering Periods commencing on or after the Restatement Effective Date, the Purchase Period shall mean the approximately six (6)-month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(bb)    “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.

(cc) “Restatement Effective Date” means August 29, 2017.

(dd)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee)    “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(ff)    “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.    Eligibility.

(a)    Enrollment. Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b)    Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible

Exhibit 10.6
Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employees is not advisable or practicable.

(c)    Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4.    Offering Periods. The Plan will be implemented by overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 28 and August 31 of each year, or on such other date as the Administrator will determine. Notwithstanding the foregoing, the first Offering Period following the Restatement Effective Date will commence on September 18, 2017. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.

5.    Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6.    Contributions.

Exhibit 10.6

(a)    At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period, including any pay day that occurs on an Exercise Date. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)    In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.
(c)    All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.

(d)    A Participant may discontinue his or her participation in the Plan as provided in Section 10. Unless otherwise determined by the Administrator, during an Offering Period, a Participant may not increase the rate of his or her Contributions and may only decrease the rate of his or her Contributions one (1) time per Purchase Period. Any such decrease during an Offering Period requires the Participant (i) properly completing and submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full

Exhibit 10.6
payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code, or (iii) for Participants participating in the Non-423 Component.

(g)    At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7.    Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of

Exhibit 10.6
the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 3,750 shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.    Exercise of Option.

(a)    Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be promptly refunded to Participant as soon as reasonably practicable following an Exercise Date. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)    If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole

Exhibit 10.6
discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.    Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10.    Withdrawal.

(a)    A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at least one (1) business day prior to an Exercise Date by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)    A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the

Exhibit 10.6
Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11.    Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.

12.    Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13.    Stock.

(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 6,000,000 shares of Common Stock, plus an annual increase to be added on the first day of each Fiscal Year beginning with the 2014 Fiscal Year equal to the least of (i) 12,000,000 shares of Common Stock, (ii)  one percent (1%) of the outstanding shares of Common Stock on such date, or (iii) an amount determined by the Administrator.

(b)    Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c)    Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.    Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate

Exhibit 10.6
Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15.    Designation of Beneficiary.

(a)    If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)    Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator, which may be electronic. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan

Exhibit 10.6
who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)    All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16.    Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.    Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18.    Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.    Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination,

Exhibit 10.6
repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)    Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.    Amendment or Termination.

(a)    The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the

Exhibit 10.6
Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b)    Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)    amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii)    altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii)    shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv)    reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

Exhibit 10.6

(v)    reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

21.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.    Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from

Exhibit 10.6
or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.    Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.

25.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

27.    No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

28.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

29.    Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

30.    Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A
PALO ALTO NETWORKS, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN
GLOBAL SUBSCRIPTION AGREEMENT
1.Enrollment. By electronically accepting this Global Subscription Agreement and the Appendix to the Global Subscription Agreement (“Appendix”) (together, the “Agreement”), I hereby elect to participate in the Palo Alto Networks, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”) and subscribe to purchase shares of Common Stock in accordance with this Agreement and the ESPP. Any defined terms in this Agreement shall have the meaning ascribed to such terms in the ESPP.
2.Amount of Contribution. I hereby authorize payroll deductions from each paycheck at the percentage of my Compensation (from 1% to 15%) as indicated on the online enrollment page (and as I may subsequently change, to the extent allowed under the provisions of the ESPP and the Administrator) on each payday during the Offering Period in accordance with the ESPP. (Please note that no fractional percentages are permitted.) I acknowledge that a lesser percentage of my Compensation than indicated by me may be contributed if necessary to comply with Applicable Laws (in particular, those related to minimum salary requirements).

I understand that the ESPP is a voluntary plan and I acknowledge that any payroll deductions I elect to contribute to the ESPP are made on an entirely voluntary basis. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the ESPP. I also understand that, subject to the provisions of the ESPP, I may freely withdraw from participation in the ESPP (through the Company’s designated electronic process) and receive a full refund of all voluntary contributions I have made under the ESPP that have not been applied toward the purchase of shares of Common Stock. Finally, I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the ESPP.
Unless I withdraw from the ESPP or become ineligible to participate in the ESPP, or unless the ESPP is terminated by the Company, I will continue to participate in the ESPP during subsequent Offering Periods and shares of Common Stock will be purchased on my behalf with my accumulated payroll deductions on the applicable Exercise Date. My participation in the ESPP will continue to be governed by this Agreement and the ESPP. At its discretion and to the extent permitted by the ESPP, the Company may amend the ESPP and/or this Agreement, and by continuing to participate in the ESPP, and without the need to provide affirmative consent, I agree to the terms and conditions of the amended ESPP and/or Agreement.
I agree to execute a separate participation agreement with the Company or the Employer (as defined below), or any other agreement or consent that may be required by the Company or the

Employer in connection with this authorization, either now or in the future. I understand that I will not be able to participate in the ESPP if I fail to execute any such consent or agreement.
3.Issuance of Shares. Shares of Common Stock purchased for me under the ESPP should be issued in the name(s) of the person(s) I specify on the online enrollment page. (Eligible Employee or Eligible Employee and Spouse only).
4.Responsibility for Taxes. I acknowledge that, regardless of any action taken by the Company or, if different, my employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the ESPP and legally applicable or deemed legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. I further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the ESPP, including, but not limited to, the grant of the option to purchase shares of Common Stock, the purchase of shares of Common Stock, the issuance of shares of Common Stock purchased under the ESPP, the sale of shares of Common Stock purchased under the ESPP or the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the option to purchase shares of Common Stock or any aspect of the ESPP to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
In connection with any relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, at their discretion, to satisfy any obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from my wages or other cash compensation payable to me by the Company, the Employer, or any other Subsidiary or Affiliate; (2) withholding from proceeds of the sale of shares of Common Stock under the ESPP, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent); (3) withholding shares of Common Stock to be issued at purchase under the ESPP; or (4) any other method deemed by the Company to comply with Applicable Laws and the ESPP.
The Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in my jurisdiction(s). In the event of over-withholding, I may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Common Stock) or, if not refunded, I may be able to seek a refund from the applicable tax authorities. In the event of under-withholding, I may be required to pay additional Tax-Related Items directly to the applicable tax authorities. If the obligation for Tax-Related Items is satisfied by withholding shares of Common Stock, for tax purposes, I am deemed to have been issued the full number of shares of Common Stock purchased under the ESPP, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items.
Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the ESPP that cannot be satisfied by the means previously described. The Company may refuse to purchase or deliver the shares or the proceeds of the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.
5.Nature of Grant. By enrolling and participating in the ESPP, I acknowledge, understand and agree that:
(a)the ESPP is established voluntarily by the Company, it is discretionary in nature, and it may be terminated, suspended or amended by the Company at any time, to the extent permitted by the ESPP;
(b)the grant of the option to purchase shares of Common Stock is exceptional, voluntary and does not create any contractual or other right to receive future options or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future options to purchase shares of Common Stock or other grants, if any, will be at the sole discretion of the Company;
(d)the grant of the option to purchase shares of Common Stock and my participation in the ESPP shall not create a right to employment or be interpreted as forming an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate my employment relationship (if any) at any time;
(e)I am voluntarily participating in the ESPP;
(f)the ESPP and the shares of Common Stock purchased under the ESPP, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the ESPP and the shares of Common Stock subject to the ESPP, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, leave-related pay, holiday pay, pension or retirement or welfare benefits or similar payments;
(h)unless otherwise agreed with the Company, the option to purchase shares of Common Stock and the shares of Common Stock subject to the option, and the income from and value of same, are not granted as consideration for, or in connection with, the service I may provide as a director of a Subsidiary or Affiliate;
(i)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty and the value of the shares of Common Stock purchased under the ESPP may increase or decrease in the future, even below the Purchase Price;
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the option to purchase shares of Common Stock under the ESPP resulting from termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where I am employed or the terms of my employment agreement, if any);
(k)in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the ESPP, if any, will terminate effective as of the date I cease to actively provide services and will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Administrator shall have exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the ESPP (including whether I can be considered to be actively employed while on a leave of absence);
(l)unless otherwise provided in the ESPP or by the Company in its discretion, the option to purchase shares of Common Stock and the benefits evidenced by this Agreement do not create any entitlement to have the ESPP or any such benefits granted thereunder, transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(m)if I provide services outside the United States:
(i)the ESPP and the shares of Common Stock subject to the ESPP, and the income from and value of same, are not part of normal or expected compensation for any purposes; and
(ii)neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the shares of Common Stock or any amounts due pursuant to the purchase of the shares or the subsequent sale of any shares of Common Stock purchased under the ESPP.

6.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP or my purchase or sale of the shares of Common Stock. I understand and agree that I should consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.
7.Governing Law and Venue. The option to purchase shares of Common Stock and the provisions of this Agreement are governed by, and subject to, the laws of the State of California (except its choice-of-law provisions).
For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
8.Language. I acknowledge that I am sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow me to understand the terms and conditions of this Agreement. Furthermore, if I have received this Agreement or any other document related to the ESPP translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Laws.
9.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
10.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
11.Appendix. Notwithstanding any provisions in this Agreement, my participation in the ESPP shall be subject to the additional terms and conditions set forth in for my country in the Appendix. Moreover, if I relocate to one of the countries included in the Appendix or am otherwise considered a resident for local law purposes, the additional terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
12.Imposition of Other Requirements.     The Company, at its discretion, may elect to terminate, suspend or modify the terms of the ESPP at any time, to the extent permitted by the ESPP. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the ESPP in accordance with the ESPP withdrawal procedures then in effect. In addition, the Company reserves the right to impose other requirements on my participation in the ESPP and on any shares of Common Stock purchased under the ESPP, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
13.Waiver. I acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by me or any other Participant.
14.Insider-Trading/Market-Abuse Laws. I may be subject to insider trading restrictions and/or market-abuse laws which may affect my ability to accept, acquire, sell or otherwise dispose of shares of Common Stock under the ESPP, rights to shares, or rights linked to the value of shares during such times as I am considered to have “inside information” regarding the Company (as defined by the laws or regulations in my country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders I place before possessing inside information. Furthermore, I could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. I understand that third parties include fellow employees.
Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. I am responsible for complying with any applicable restrictions, and I should speak to my personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in my country.
15.Exchange Control, Foreign Asset/Account and/or Tax Reporting. Certain foreign asset and/or account reporting requirements may affect my ability to acquire or hold shares of Common Stock under the ESPP or cash received from participating in the ESPP (including from any dividends received or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside my country. I also may be required to repatriate sale proceeds or other funds received as a result of my participation in the ESPP to my country through a designated bank or broker and/or within a certain time after receipt. In addition, I may be subject to tax payment and/or reporting obligations in connection with any income realized under the ESPP and/or from the sale of shares of Common Stock. I acknowledge that I am responsible for ensuring compliance with any applicable requirements, and that I should consult my personal legal advisor on this matter.
* * *
By clicking “ACCEPT” and electronically enrolling in the ESPP, I hereby agree to be bound by the terms of the ESPP and this Agreement. The effectiveness of this Agreement is dependent upon my eligibility to participate in the ESPP. I have received a copy of the complete ESPP and its accompanying prospectus. I understand that my participation in the ESPP is in all respects subject to the terms of the ESPP. Further, I expressly acknowledge the information provided in the Appendix related to the collection, processing and use of my personal data by the Company and its Subsidiaries or Affiliates and the transfer of personal data to the recipients mentioned in the Appendix.

I UNDERSTAND THAT THIS AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.